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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 5, 2000 except for Note 10, as to which the date is March , 2000, with respect to the financial statements of Annuncio Software, and to the use of our report dated February 11, 2000, with respect to the financial statements of Brightinfo.com, Inc. in the Registration Statement (Form S-1) and related Prospectus of Annuncio Software, Inc. for the registration of shares of its common stock.

March 2, 2000
San Jose, California

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    The foregoing consent is in the form that will be signed upon the completion of the reincorporation of Annuncio Software, Inc. in Delaware as described in Note 10 of Notes to Financial Statements.

March 2, 2000
San Jose, California